UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2013

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2200 Ross Ave., Suite 4500E, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 214-220-4340

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.07(d) - Submission of Matters to a Vote of Security Holders

     In connection with the annual shareholders meeting of Park Place Energy Corp. (“Park Place” or the “Company”) held on October 29, 2013, over 72% of the shareholders voting on Proposal 5, regarding how frequently the Company should seek an advisory shareholder vote on the compensation of the Company’s named executive officers as required by the Dodd-Frank Act, voted in favor of holding such an advisory vote every three (3) years.

     As provided in Items 5.07(d) of Form 8-K, and in light of the recommendation of the Board of Directors of Park Place that shareholders vote at the 2013 annual meeting in favor of an advisory vote on executive compensation every three (3) years, and in light of the vote of the shareholders on that frequency proposal, the Company has decided to hold a shareholder advisory vote on the compensation of its named executive officers every three (3) years, commencing with its 2016 annual shareholders meeting, until the Board of Directors determines otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

/s/ Scott C. Larsen
Scott C. Larsen
President and Chief Executive Officer
Date: April 16, 2014